Exhibit 4.3

FIRST SUPPLEMENTAL INDENTURE

The Supplemental Indenture (this “First Supplemental Indenture”), dated as of April 2, 2012, among Medco Health Solutions, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), Express Scripts Holding Company (formerly Aristotle Holding, Inc.), a Delaware corporation, its subsidiaries listed as signatories hereto and the Company subsidiaries listed as signatories hereto (each, a “Guarantor,” and, collectively, the “Guarantors”) and U.S. Bank Trust National Association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the Trustee are parties to the indenture, dated as of March 18, 2008 (the “Base Indenture”), relating to the Company’s 6.125% Notes due 2013, its 7.125% Notes due 2018, its 2.750% Notes due 2015 and its 4.125% Notes due 2020 (collectively, the “Notes”);

WHEREAS, each Guarantor desires to provide a full and unconditional guarantee (the “Guarantee”) of the obligations of the Company under the Notes, the Securities (as defined in the Base Indenture) and the Base Indenture on the terms and conditions set forth herein;

WHEREAS, the Company has complied with all conditions precedent provided for in the Base Indenture relating to this First Supplemental Indenture; and

WHEREAS, pursuant to Section 901 of the Base Indenture, the Company is permitted to amend the Base Indenture to make any provision with respect to matters or questions arising under the Base Indenture, provided such action does not adversely affect the interest of the Holders.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is acknowledged, each Guarantor hereby guarantees the Company’s obligations under the Securities as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Base Indenture.

2. Unconditional Guarantee. (1) For value received, each of the Guarantors hereby jointly and severally and fully and unconditionally guarantee, to each Holder of a Security authenticated and delivered by the Trustee (including the Notes) and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture or the Securities or the obligations of the Company or any other Guarantor to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Securities will be duly and promptly paid in full when due, whether at Stated Maturity, upon redemption, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other obligations of the Company or the Guarantor to the Holders of or the Trustee hereunder or thereunder (including fees, expenses or others) (collectively, the “Obligations”) will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Obligations (with or without notice to such Guarantor), the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. If the Company shall fail to pay when due, or to perform, any Obligations, for whatever reason, each Guarantor shall be jointly and severally obligated to pay in cash, or to perform or cause the performance of, the same promptly. An Event of Default under the Indenture or the Securities of a particular series shall entitle the Holders of the Securities of such series to accelerate the Obligations of the Guarantor hereunder in the same manner and to the same extent as the Obligations of the Company.

(2) Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions of the Indenture or the Securities, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

(3) Each Guarantor further agrees that, as between it, on the one hand, and the Holders of the Securities and the Trustee, on the other hand, (a) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article Five of the Base Indenture for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations and (b) in the event of any acceleration of such Obligations as provided in Article Five of the Base Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of its Guarantee.

3. Waiver. To the fullest extent permitted by applicable law, each of the Guarantors waives diligence, presentment, demand of, payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the Obligations contained in the Securities and the Indenture.

4. Guarantee of Payment. Each of the Guarantors further agrees that its Guarantee constitutes a guarantee of payment, performance and compliance when due and not a guarantee of collection, and waives any right to require that any resort be had by the Trustee or any Holder of the Securities to the security, if any, held for payment of the Obligations.

5. No Discharge or Diminishment of Guarantee. Subject to Section 11 hereof, the obligations of each of the Guarantors hereunder shall not be subject to any reduction, limitation, termination, impairment or for any reason (other than the payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Trustee or any Holder of the Securities to assert any claim or demand or to enforce any remedy under the Indenture or the Securities, any other guarantee or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission or delay to do any other act that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash of all the Obligations).

6. Defenses of Company Waived. To the extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of any defense of the Company or any other Guarantor or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Company, other than final payment in full in cash of the Obligations. Each of the Guarantors waives any defense arising out of any such election even though such election operates to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of each of the Guarantors against the Company or any security.

7. Continued Effectiveness. Subject to Section 11 hereof, each of the Guarantors further agrees that its Guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by the Trustee or any Holder of the Securities upon the bankruptcy or reorganization of the Company or otherwise.

8. Subrogation. In furtherance of the foregoing and not in limitation of any other right of each of the Guarantors by virtue hereof, upon the failure of the Company to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each of the Guarantors hereby promises to and will, upon receipt of written demand by the Trustee or any Holder of the Securities, forthwith pay, or cause to be paid, to the Holders in cash the amount of such unpaid Obligations, and thereupon the Holders shall assign (except to the extent that such assignment would render a Guarantor a “creditor” of the Company within the meaning of Section 547 of Title 11 of the United States Code as now in effect or hereafter amended or any comparable provision of any successor statute) the amount of the Obligations owed to it and paid by such Guarantor pursuant to this Guarantee to such Guarantor, such assignment to be pro rata to the extent the Obligations in question were discharged by such Guarantor, or make such other disposition thereof as such Guarantor shall direct (all without recourse to the Holders, and without any representation or warranty by the Holders). If (a) a Guarantor shall make payment to the Holders of all or any part of the Obligations and (b) all the Obligations and all other amounts payable under the Indenture shall be paid in full, the Trustee will, at such

Guarantor’s request, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations resulting from such payment by such Guarantor.

9. Information. Each of the Guarantors assumes all responsibility for being and keeping itself informed of the Company’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that each of the Guarantors assumes and incurs hereunder, and agrees that the Trustee and the Holders of the Securities will have no duty to advise the Guarantors of information known to it or any of them regarding such circumstances or risks.

10. Subordination. Upon payment by any Guarantor of any sums to the Holders, as provided above, all rights of such Guarantor against the Company, arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinated and junior in right of payment to the prior payment in full in cash of all the Obligations to the Trustee; provided, however, that any right of subrogation that such Guarantor may have pursuant to the Indenture is subject to Section 8 hereof.

11. Release of Guarantor. (1) A Guarantor shall, upon notice by the Company to the Trustee, be automatically and unconditionally released and discharged from all obligations under the Indenture and its Guarantee without any action required on the part of the Trustee or any Holder.

(2) The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request of the Company. Any Guarantor not so released will remain liable for the full amount of the principal of, premium, if any, and interest on the Securities provided in the Indenture and its Guarantee.

12. Limitation of Guarantor’s Liability. (1) Each Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee by such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantor. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Indenture and its Guarantee shall be limited to the maximum aggregate amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance.

(2) The Guarantee is expressly limited so that in no event, including the acceleration of the maturity of the Securities, shall the amount paid or agreed to be paid in respect of interest on the Securities (or fees or other amounts deemed payment for the use of funds) exceed the maximum permissible amount under applicable law, as in effect on the date hereof and as subsequently amended or modified to allow a greater amount of interest (or fees or other amounts deemed payment for the use of funds) to be paid under the Guarantee. If for any reason the amount in respect of interest (or fees or other amounts deemed payment for the use of funds) required by the Guarantee exceeds such maximum permissible amount, the obligation to pay interest under the Guarantee (or fees or other amounts deemed payment for the use of funds) shall be automatically reduced to such maximum permissible amount and any amounts collected by any holder of any Security in excess of the permissible amount shall be automatically applied to reduce the outstanding principal on such Security.

13. Contribution from Other Guarantors. Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to seek contribution from each other non-paying Guarantor in a pro rata amount based on the net assets of each Guarantor, determined in accordance with generally accepted accounting principles in effect in the United States of America as of the date hereof so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

14. No Obligation to Take Action Against the Company. Neither the Trustee, any Holder nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or take any other steps under any security for the Obligations or against the Company or any other Person or any Property of the Company or any other Person before the Trustee, such Holder or such other Person is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantee.

15. Execution and Delivery of the Guarantee. (1) To further evidence the Guarantee set forth in this First Supplemental Indenture, each Guarantor hereby agrees that a notation of such Guarantee shall be endorsed on each Security authenticated and delivered by the Trustee and executed by either manual or facsimile signature of an officer, manager or member, as applicable, of each Guarantor.

(2) Each of the Guarantors hereby agrees that its Guarantee set forth in this First Supplemental Indenture shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

(3) If an officer of a Guarantor whose signature is on the Indenture or a Guarantee no longer holds that office or is no longer a manager or member, as applicable, at the time the Trustee authenticates such Guarantee or at any time thereafter, such Guarantor’s Guarantee of such Security shall be valid nevertheless.

(4) The delivery of any Security by the Trustee, after the authentication thereof under the Indenture, shall constitute due delivery of any Guarantee set forth in the Indenture on behalf of each Guarantor.

16. Successor Guarantor. Unless otherwise released and discharged from its obligations in accordance with the Indenture, upon any consolidation or merger by any Guarantor with or into any other Person, the successor Person formed by such consolidation or merger shall sign a supplemental indenture and guarantee and succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under the Indenture with the same effect as if such successor Person has been named as a Guarantor herein, and thereafter the predecessor Person shall be relieved of all obligations and covenants under the Indenture and the Securities (to the extent the Guarantor was the predecessor Person).

17. Ratification of Base Indenture; Supplemental Indenture Part of Indenture. The Base Indenture is in all respects ratified and confirmed, and all terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Base Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

18. Representations and Warranties. Each Guarantor hereby represents that (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) it has full power, authority and legal rights to execute and deliver this First Supplemental Indenture and to perform its obligations hereunder and under the Base Indenture, (c) the execution, delivery and performance by it of this First Supplemental Indenture has been duly authorized by all necessary corporate action, and no other proceedings or actions on the part of such Guarantor are necessary therefor and (d) this First Supplemental Indenture has been duly and validly executed and delivered by such Guarantor and constitutes a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms (subject to applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles).

19. No Personal Liability of Directors, Officers, Employees or Stockholders. No director, officer, employee, member or stockholder of any Guarantor, as such, will have any liability for any obligations of the Company or any other Guarantor under the Securities, the Base Indenture or the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities, by accepting a Security, waives and releases the Company and each Guarantor from all such liability. The waiver and release are part of the consideration for issuance of the Guarantee by the Guarantors.

20. GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE AND THE GUARANTEES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

21. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original; but all such counterparts shall together constitute but one and the same instrument.

22. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

23. Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantors and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.

MEDCO HEALTH SOLUTIONS, INC.

By:	/s/ Keith J. Ebling
	Name:	Keith J. Ebling
	Title:	Vice President

GUARANTORS

EXPRESS SCRIPTS HOLDING COMPANY

By:	/s/ Keith J. Ebling
Name:	Keith J. Ebling
Title:	Executive Vice President, General Counsel, and Secretary

EXPRESS SCRIPTS, INC.

By:	/s/ Keith J. Ebling
Name:	Keith J. Ebling
Title:	Vice President

AIRPORT HOLDINGS, LLC
ESI REALTY, LLC

By:	Express Scripts, Inc., as sole Member

By:	/s/ Keith J. Ebling
Name:	Keith J. Ebling
Title:	Vice President

[Signature Page to 2008 Medco First Supplemental Indenture]

BYFIELD DRUG, INC.
CARE CONTINUUM, INC.
CFI OF NEW JERSEY, INC.
CHESAPEAKE INFUSION, INC.
CONNECTYOURCARE COMPANY, LLC
CONNECTYOURCARE, LLC
CURASCRIPT PBM SERVICES, INC.
DIVERSIFIED PHARMACEUTICAL SERVICES, INC.
ESI ACQUISITION, INC.
ESI CLAIMS, INC.
ESI ENTERPRISES, LLC
ESI MAIL ORDER PROCESSING, INC.
EXPRESS SCRIPTS CANADA HOLDING, CO.
EXPRESS SCRIPTS CANADA HOLDING, LLC
EXPRESS SCRIPTS PHARMACEUTICAL PROCUREMENT, LLC
EXPRESS SCRIPTS SERVICES COMPANY
FRECO, INC.
FREEDOM SERVICE COMPANY, LLC
HEALTHBRIDGE, INC.
HEALTHBRIDGE REIMBURSEMENT AND PRODUCT SUPPORT, INC.
iBIOLOGIC, INC.
IVTX, INC.
LYNNFIELD COMPUNDING CENTER, INC.
LYNNFIELD DRUG, INC.
MATRIX GPO LLC
NATIONAL PRESCRIPTION ADMINISTRATORS, INC.
PRIORITY HEALTHCARE CORPORATION
PRIORITY HEALTHCARE CORPORATION WEST
PRIORITY HEALTHCARE DISTRIBUTION, INC.
PRIORITY HEALTHCARE PHARMACY, INC.
PRIORITYHEALTHCARE.COM, INC.
SINUSPHARMACY, INC.
SPECIALTY INFUSION PHARMACY, INC.
SPECTRACARE, INC.
SPECTRACARE HEALTH CARE VENTURES, INC.
SPECTRACARE INFUSION PHARMACY, INC.
VALUE HEALTH, INC.
YOURPHARMACY.COM, INC.

By:	/s/ Keith J. Ebling
Name:	Keith J. Ebling
Title:	Vice President

CURASCRIPT, INC.
EXPRESS SCRIPTS UTILIZATION MANAGEMENT CO.
EXPRESS SCRIPTS MSA, LLC
EXPRESS SCRIPTS SENIOR CARE, INC.
EXPRESS SCRIPTS SENIOR CARE HOLDINGS, INC.EXPRESS SCRIPTS WC, INC.

By:	/s/ Martin P. Akins
Name:	Martin P. Akins
Title:	Assistant Secretary

[Signature Page to 2008 Medco First Supplemental Indenture]

ESI MAIL PHARMACY SERVICE, INC.
EXPRESS SCRIPTS SPECIALTY DISTRIBUTION SERVICES, INC.
MOORESVILLE ON-SITE PHARMACY, LLC

By:	/s/ Martin P. Akins
Name:	Martin P. Akins
Title:	Secretary

ESI-GP HOLDINGS, INC.
ESI RESOURCES, INC.

By:	/s/ Tom Rocheford
Name:	Tom Rocheford
Title:	President

ESI PARTNERSHIP

By:	Express Scripts, Inc., as Partner

By:	/s/ Keith J. Ebling
	Name:	Keith J. Ebling
	Title:	Vice President

By:	ESI-GP Holdings, Inc., as Partner

By:	/s/ Tom Rocheford
	Name:	Tom Rocheford
	Title:	President

SPECTRACARE OF INDIANA

By:	Spectracare, Inc., as Partner

By:	/s/ Keith J. Ebling
	Name:	Keith J. Ebling
	Title:	Vice President

By:	Care Continuum, Inc., as Partner

By:	/s/ Keith J. Ebling
	Name:	Keith J. Ebling
	Title:	Vice President

ACCREDO HEALTH, INCORPORATED
ACCREDO HEALTH GROUP, INC.
MEDCO HEALTH SERVICES, INC.

By:	/s/ Keith J. Ebling
	Name:	Keith J. Ebling
	Title:	Vice President

[Signature Page to 2008 Medco First Supplemental Indenture]

U.S. BANK TRUST NATIONAL ASSOCIATION, AS TRUSTEE

By	/s/ Patrick J. Crowley
	Name:	Patrick J. Crowley
	Title:	Vice President

[Signature Page to 2008 Medco First Supplemental Indenture]